COMMERCIAL EARNEST MONEY CONTRACT

     THIS CONTRACT OF SALE is made by and between STERLING EQUITY HOLDINGS, INC. Nevada Corporation, hereafter referred to as "Seller" and DAN VOGLER, hereafter referred to as "Buyer" upon, the terms, provisions and conditions set forth herein.

1. PURCHASE AND SALE. Seller agrees to sell convey to Buyer and Buyer agrees to buy from Seller the following property situated in Travis County, Texas.

2. PROPERTY. LEGAL DESCRIPTION; Approximately 1.14 acres of land being two (2) tracts described as .558 acres and .584 acres out of the Isaac Decker League, Abstract No. 8, Survey No. 20, Austin, Texas, more particularly described on Exhibit "A" attached hereto for all purposes, together with all and singular the rights and appurtenances pertaining to the Property, including any commitments for utility services, development entitlements or approval and the right, title, and interest of Seller in and to adjacent streets, alleys or right of way. All of such real property, rights, and appurtenances being hereinafter referred to as the "Property", together with all buildings, improvements, fixtures, and personal property situated on and attached to the Property.

3.   CONTRACT SALES PRICE

     a.   Cash down payment payable at closing
          (including earnest money)                   $ 1,290,000.00
     b.   Sum of all notes described in Paragraph
          4 below                                     $         0.00
     c.   Other                                       $         0.00
     d.   Sales Price (Sum of A, B, and C)            $ 1,290,000.00

4.   FINANCING CONDITIONS. (not applicable)

5.   EARNEST MONEY.

     a. $10,000.00 is herewith tendered and is to be deposited as Earnest Money with Stewart Title of Austin, 336 South Congress Avenue, Austin, Texas 78704; Attn: Ms. Carolyn Stegall; (512) 472-9231, FAX (512) 472-3101, as Escrow Agent. In additional, should the Buyer decide to go forward with this transaction at the end of the specified 60-day feasibility period, then Buyer agrees to deposit an additional $5,000.00 in Earnest Money with said title company. Earnest Money shall be deposited with Stewart Title Company at the expiration of the Buyer's feasibility period. Earnest Money is deposited with the Escrow Agent with the understanding that Escrow Agent (i) does not assume or have any liability for performance or nonperformance of any party (ii) has the right to require the receipt, release and authorization in writing of all parties before paying the deposit to any party and
          (iii) is not liable for interest or other charge on the funds held. If any party unreasonably fails to agree in writing to an appropriate release of Earnest Money, then such party shall be liable to the other parties to the extent provided in Paragraph 14. At closing, Earnest Money shall be applied to any cash down payment required, next to Buyer's closing costs and any excess refunded to Buyer. Before Buyer shall be entitled to refund of Earnest Money, any actual expenses incurred or paid on Buyer's behalf shall be deducted therefrom and paid to the creditors entitled hereto.

     b. [X] Yes [ ] No. The parties herein agree that the Earnest Money shall be deposited in an account at an institution of Buyer's choice bearing interest at the highest obtainable rate and the interest shall be credited to Buyer.

6.   PROPERTY CONDITION/INVESTIGATION
[ ] a. Buyer accepts the Property in "as is" condition.
[ ] b. Buyer accepts the Property in "as is" condition subject to provisions described in Paragraph (24A.), herein.

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7.   SURVEY AND TITLE BINDER.
     a.   Survey
          [ ] 1. No survey is required.
          [X] 2. Seller shall furnish to Buyer within ten (10) days from the effective date of this Contract, Seller's existing preliminary subdivision plat, site plan, and surveys of the Property in Seller's possession.
          [X] 3. Prior to Closing, Seller at Seller's expense shall deliver or cause to be delivered to Buyer and Title Company a copy of a current and customary land title survey ("Survey") of the Property made by a duly licensed surveyor reasonably acceptable to Buyer and in a form acceptable to Buyer and the Title Company issuing the title commitment and Owner's Policy of Title Insurance required herein. The Survey shall show acreage or square feet, access to the Property, the location of all improvements, rights of way, easements, encroachments, streets, roads, water courses, or fences on or adjacent to the Property, if any.
           [ ] i) If the price of the Property, pursuant to Paragraph 3, is based upon price per acre, then the Survey shall reflect the total acreage.
           [ ] ii) If the price of the Property, pursuant to Paragraph 3, is based upon price per square foot, then the Survey shall reflect the total square footage.

     b. Within twenty (20) days after the date of this Contract, Seller shall, at Seller's expense, deliver or cause to the delivered to Buyer:

          (1) A title commitment ("Title Binder") covering the Property binding the Title Company to issue a Texas Owner's Policy of Title Insurance on the standard form of policy prescribed by the Texas State Board of Insurance at the closing in the full amount of the purchase price; and
          (2) True, correct, and legible copies of any and all instruments referred to in the Title Binder as constituting exceptions or restrictions upon the title of Seller.
          (3)  A U.C.C. lien search, if applicable.

8.   APPROVAL PERIOD AND TITLE.
     a. Buyer shall have twenty (20) days after the receipt of both the Survey and Title Binder to review same and to deliver in writing to Seller such objections as Buyer may have to anything contained therein. Any such item to which Buyer shall not object shall be deemed to be accepted by Buyer. If there are objections by Buyer, Seller shall in good faith attempt to satisfy same prior to closing, but Seller shall not be required to incur any cost to do so. If title objections are disclosed, Seller shall have thirty (30) days to cure same. If Seller delivers written notice to Buyer on or before closing date that Seller is unable to satisfy such objections, or if, for any reason, Seller is unable to convey title in accordance with Section 8(B.) below, Buyer may either waive such objections and accept such title as Seller is able to convey or terminate this Contract by written notice to Seller and Earnest Money shall be refunded with no Broker's fee due. Zoning ordinances and a lien for current taxes shall not be valid objections to title.
     b. Seller represents and warrants to Buyer that at the closing Seller will have and will convey to Buyer good and indefeasible title by Special Warranty Deed subject only to liens securing debt created, assumed or taken subject to as part of the consideration, taxes for the current year, and any other reservations, easements, discrepancies in boundaries, encroachments, restrictions or exceptions previously approved by Buyer in accordance with Paragraph 8(A.) Delivery of the Title Policy pursuant to Section 10 below shall be deemed to fulfill all duties of Seller as to the sufficiency of title required hereunder; provided however, Seller shall not thereby be released from the warranties of Seller's Deed.

9. NOTICE TO BUYER. At the time of the execution of this Contract, Broker has advised and hereby advises Buyer, by this writing, that Buyer should be furnished with or obtain a policy of title insurance or if an abstract covering the Property is provided in Lieu thereof, Buyer should have said abstract examined by an attorney of Buyer's own selection.

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10.  CLOSING
     A. The closing of the sale (the "Closing Date") shall be on or before thirty (30) days from expiration of Buyer's Feasibility and Inspection Period described in Paragraph 24 (A.), herein, or ten (10) days after the issuance of a certificate of occupancy by the City of Austin described in Paragraph 24(b.), herein, whichever occurs later.
     B. At the closing, Seller shall deliver to Buyer: (i) a Special Warranty Deed (with Vendor's Lien retained if not a cash purchase) conveying the Property, subject only to liens securing debt created, assumed or existing as part of the consideration, taxes for the current, and any other reservations or exceptions previously approved by Buyer in accordance with Paragraph 8(A); (ii) An Owner's Policy of Title Insurance (the "Title Policy") issued by Stewart Title Company in full amount of the Sales Price, dated as of closing, insuring Buyer's fee simple title to the Property to be good and indefeasible subject only to those title exceptions permitted herein, or as may be approved by Buyer in writing, and the standard printed exceptions contained in the usual form of the Title Policy, provided however; (a) the exception as to area and boundaries shall be in accordance with Paragraph 7(A)(3); (b) the exception as to restrictive covenants shall be endorsed "None of Record"; (c) the exception as to taxes shall be limited to taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership; and (iii) Possession of the Property.
     C. At the closing, Buyer shall deliver to Seller (i) the cash portion of the sales price (the Earnest Money being applied thereto) and (ii) each note provided herein, if any, secured by Vendor's and Deed of Trust Liens.
     D. Unless otherwise provided herein, costs for the Survey, the Title Policy, preparing Deed, tax certificates, and of escrow fee shall be Seller's expense. All other costs and expenses incurred in connection with this contract which are not recited herein to be the obligation of Seller, shall be the obligation of Buyer. Unless otherwise paid, before Buyer shall be entitled to refund of Earnest Money, any such cost and expense shall be deducted therefrom and paid to the creditors entitled thereto.
     E. Rents and lease commissions, interest, insurance, utility charges, personal property taxes and ad valorem taxes for the then current year shall be prorated at the closing effective as of the date of closing. If for any reason utility charges cannot be accurately determined at date of closing for proration purposes, Buyer may postpone proration of utility charges until after closing and at such time as a statement for utility charge is received. Changes appearing on such statement shall then be prorated as of the date of demand. If the closing shall occur before the tax rate is fixed for the then current year, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation but any difference in ad valorem taxes for the year of sale actually paid by Buyer shall be adjusted between the parties upon receipt of written evidence of the payment thereof. If Seller has claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property, the Seller represents that he was legally entitled to claim such benefits. If this sale or Buyer's use of the property after closing results in the assessment of additional taxes for prior years, such additional taxes shall be the obligation of the Seller and Buyer, each bearing, fifty percent (50%) of such cost, and such obligation shall survive closing.
     F. If Buyer is to assume an existing loan, Buyer shall pay any transfer fee as provided in Paragraph 4. Buyer shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption with a Trustee named by Seller.
     G. If the Property is situated within a utility district subject to the provisions of Section 50.301, Texas Water Code, then at or prior to the closing, Seller agrees to give Buyer the written notice required said Section and Buyer agrees to sign and acknowledge the notice to evidence receipt thereof.

11.  BROKER'S FEES:
     [X] A. Kennedy Wilson, Listing Broker and McAllister & Associates as Other Broker (the "Brokers") have negotiated this sale and Seller agrees to pay the Brokers in Travis County, Texas, on the consummation and funding of this sale a total cash fee of six percent (6%) of the total Sales Price to be split equally at the ratio of 50:50, which Escrow Agent shall pay from the sale proceeds. McAllister & Associates has previously disclosed its agency as required by the TRELA (Texas Real Estate License Act), thereby representing the Buyer in the transaction contemplated herein.
     [ ] B. Seller agrees to pay Listing Broker the fee specified by separate agreement between Listing Broker and Seller. Escrow Agent is authorized and directed to pay Listing Broker said fee from the sale proceeds.

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12.  DEFUALT. If Buyer fails to comply herewith, Seller may terminate this
     Contract and receive the Earnest Money as liquidated damages, and Buyer shall reimburse the Seller for all amounts incurred by Seller to obtain from the City of Austin a Certificate of Occupancy for the space provided for in 24A. In this event, Buyer shall make payment to the seller within FIVE days. If Seller is unable without fault to deliver Title Policy or to make any non-casualty repairs required herein within the time herein specified, or after all reasonable efforts, Seller is unable without fault to obtain a City of Austin certificate of occupancy for general office use, Buyer may either terminate this Contract and receive the Earnest Money as the sole remedy, or extend the time upon to (30) days. In addition Seller's total cost obligations with regards to obtaining the certificate of occupancy shall not exceed $10,000; including but not limited to fees by the City of Austin, or fees for consultants, engineers and attorneys engaged to pursue this objective. If Seller fails to comply herewith for any other reason, Buyer may (I) terminate this contract and receive the Earnest Money, thereby releasing Seller from this contract or (II) enforce specific performance hereof.

13. CONDEMNATION. If any part of the Property is condemned prior to Closing Date, Seller shall promptly give Buyer written notice of such condemnation and Buyer shall have the option of either applying the proceeds on a pro rata basis of any condemnation award to reduce the Sales Price provided herein or declare this contract terminated by delivering written notice of termination of Seller and Earnest Money shall be refunded to Buyer with no Broker's fee due.

14. ATTORNEY'S FEES. Any signatory to this Contract who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this Contract or transaction shall be additionally entitled to recover court costs and reasonable attorney fees, and all other litigation expenses, including deposition costs, travel, and expert witness fees, from the non-prevailing party.

15. REPRESENTATIONS. In addition to other representations made herein, Seller represents that unless securing payment of the Note, there will be no Title 1 Liens, unrecorded liens or Uniform Commercial Code liens against any of the Property on Closing Date, that loan(s) will be without default, and reserve deposits will not be deficient. If any representation above is untrue this contract may be terminated by Buyer and the Earnest Money shall be refunded without delay. Representations shall survive closing.

16. NOTICES. Any notice or communication required or permitted hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United Stated mail, postage fully prepaid, registered or certified mail, and addressed to the intended recipient at the address on the signature page of this contract. Any address for notice may be changed by written notice delivered as provided herein.

17. INTEGRATION. This Contract contains the complete agreement between the parties and cannot be varied except by the written agreement of the parties. The parties agree that there are no oral agreements, understanding, representations or warranties which are not expressly set forth herein.

18. BINDING EFFECT. This Contract shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and assigns where permitted by this Contract. THE EFFECTIVE DATE OF THIS CONTRACT SHALL BE THE DATE UPON WHICH A FULLY EXECUTED COPY OF THIS CONTRACT IS RECEIPTED BY THE TITLE COMPANY.

19. TERMINATION OF OFFER. Unless accepted by Seller, evidenced by Seller's signature hereto and delivered to Buyer by 5:00 o'clock P.M., the 24th day of February 2004, this offer to purchase shall be null and void and all parties hereto shall stand relieved and released of any and all liability or obligations hereunder and all Earnest Money shall be returned to Buyer.

20.  ASSIGNMENT.

[ ] a. Buyer may not assign this Contract.
[X] b. Buyer may assign this Contract and all rights hereunder to an entity of which it is a principal and shall be relieved of any future liability under this Contract provided the assignee shall assume in writing all obligations of Buyer hereunder.

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21.  TEXAS LAW TO APPLY. This agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Travis County, Texas.

22. LEGAL CONSTRUCTION. In case of one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision hereof and this Contract shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.  TIME. Time is of the essence.

24. SPECIAL PROVISIONS. A Special Provisions Addendum is attached to this Contract and becomes a part of hereto by reference labeled as Exhibit "B".

25. CONSULT YOUR ATTORNEY. This is intended to be a legally binding Contract. This Contract constitutes the entire agreement between the parties and their real estate agents, there being no oral agreement, representations, conditions, or warranties, express or implied, in addition to this Contract.

26.  PRINCIPAL DISCLOSURE.

[ ] The Buyer of this Property is a licensed real estate agent and is acting as a principal in this transaction.
[ ] The Seller of this Property is a licensed real estate agent and is acting as a principal in this transaction.

27. LEASES. Buyer assumes all current tenant leases & contracts and income therein.

28. ALLOWENCES. Seller will return from sale proceeds, the amount of $90,000.00 to Falcon Real Estate Development Company / FREDCO, LLC, a business entity associated with the buyer, in order to cover repairs, maintenance, management and reserves related to the said property sale, making the effective sales price $1,200,000.00.

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SIGNATURE PAGE

     EXECUTED by SELLER on this the       day of                        2004
                                    -----        ----------------------

LISTING BROKER:                                  SELLER:

KENNEDY WILSON                                    STERLING EQUILTY HOLDINGS INC.
5929 Balcones Dr. Ste. 100   (512) 423-1999
Austin, Texas 78731          FAX: 459-9617        By:
                                                     ---------------------------
                                                     Thomas Matthews President
By:
   ------------------------------------           Address:
Lennard Coplin                                            ----------------------
                                                  Tel.
                                                      --------------------------
                                                  FAX
                                                      --------------------------

     EXECUTED by BUYER on this the       day of                         2004
                                    -----        ----------------------

OTHER BROKER:                                     BUYER:

McAllister&Associates                             DAN VOGLER
201 Barton Springs Road      (512) 472-2100
Austin, Texas 78704          FAX 472-2905         By:
                                                     ---------------------------
                                                  Address: P.O. BOX 3321,
                                                           AUSTIN, 78764
                                                  Tel.: (512) 462 - 9171
By:                                               FAX:  408-516-9157
   -----------------------------------

Receipt of $         Earnest Money is acknowledge in the form of
            ---------                                           ----------------

By                                , as Escrow Agent
   -------------------------------

By:
   -------------------------------

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                                   EXHIBIT "B"

                           SPECIAL PROVISIONS ADDENDUM
                           ---------------------------

A. FEASIBLITY and INSPECTION PERIOD. For a period of sixty (60) days from the effective date herein (the "Feasibility and Inspection Period"), Buyer, its agents and employees shall have the right to enter upon the Property, at such time Seller permits, to conduct its due diligence and make inspections of the Property as Buyer may desire, at Buyer's sole cost and expense including, without limitation, if required by Buyer, an "environmental Phase 1" inspection, other environmental tests, soils tests, to perform marketing and economic feasibility studies, to obtain engineering reports, to inspect zoning, subdivision and other applicable governmental restrictions and regulations, to confirm the adequacy of utilities, to confirm the access to public roadway, to determine whether or not the Property lies within a designated flood hazard area, and to otherwise determine the suitability of the Property for Buyer's intended use; provided, however, Buyer shall not permit any liens to attach to the Property by reason of such due diligence and inspections or to interfere with the rights of any party then in possession of the Property. If, in the sole discretion of Buyer, the property is not suitable for Buyer's intended use, or necessary repairs are deemed excessive by buyer, then buyer may terminate this contract by I) notifying Seller in writing that the property is not suitable for its intended use and advising Seller that the contract is therefore terminated; ii) concurrently delivering to Seller, at no cost to Seller, complete copies of any and all due diligence and inspections performed by Buyer in connection with the property, including, without limitation, surveys, reports, tests, studies, and investigations; iii) by having restored the Property to its original condition if changed by due diligence and inspections performed by Buyer; iv) by Buyer delivering to Seller a statement in writing that Buyer has paid all cost and expenses related to or incurred by Buyer pursuant to the due diligence and inspections allowed by this paragraph A. Buyer may then immediately receive back its Earnest Money from the title company, less the sum of $100.00 to be delivered to and retained by Seller as independent consideration for this contract. If Buyer fails to notify Seller within the time period described herein, by special courier, electronic facsimile transmission
(FAX), or - Certified Mail, Return Receipt Requested addressed to Seller at Seller's address given herein, then Buyer shall no longer be entitled to terminate this Contract pursuant to this paragraph. All due diligence inspections performed shall be at the sole expense of Buyer. Buyer hereby indemnifies and holds Seller harmless from and against any and all clams and liens by contractors, for buyer, as well as nay claims asserted by third parties for injuries or damages to said third parties or their property resulting form such due diligence and inspections for Buyer, including reasonable attorneys fees and costs.

B. SITE PLAN EXEMPTION PERMIT: Seller, at Seller's expense shall obtain from the City of Austin - a certificate of occupancy for the use of this space for general office purposes.

C. "AS IS" SALE. Notwithstanding any provision of this Contract to the contrary, Buyer hereby acknowledges that Seller is selling the Property in an "as is, where is with all faults basis". Wherever used in this Contract, the phrase "to the best of Seller's knowledge", or words of like import, means that the facts in question are actually known (as opposed to imputed, inquiry or constructive knowledge) to, and the phrase "Seller's actual possession" means in the actual possession of STERLING HOLDINGS, INC. based upon a review of files relating to the property that are in its or its sales agent's or broker's possession, without any further due diligence or duty of inquiry. Seller shall have no duty of investigation with respect to any representation made to the best of its knowledge and shall not be charged with "constructive", "inquiry", "imputed" or deemed knowledge. Further, Seller's obligations to disclose matters "known to Seller" or words of like import as used in this Agreement shall be deemed breached only if STERLING HOLDINGS, INC. had actual knowledge (as opposed to imputed or constructive knowledge) of the falsity of such matter not disclosed to Buyer, based upon a review of such files relating to the Property.

Any information, reported, statements, documents or records ("Disclosures") provided or made to Buyer or its constituents by Seller, or its agents or employees concerning the condition of the Property, including without limitation, the environmental condition of the Property, shall not be representation or warranties. Buyer shall not rely on such disclosures, but rather, Buyer shall rely only on its own inspection of the Property. Except for Seller's warranties of title, Buyer acknowledges and agrees that Seller has not made, does not make and specifically disclaims any representations, warranties, promises covenants, agreements or guaranties of any kind of character whatsoever, whether express or implied, oral or written, past present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including without limitation, the water soil geology, (b) the income to be derived form the property, (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances, or regulations or any applicable governmental authority or body, (e) the habitability, merchantability or fitness for a particularly purpose of the Property, or (f) any other matter with respect to the property, and specifically disclaims any representations regarding hazardous materials or hazardous wastes as defined by the U.S. Environmental Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended, and regulations promulgated thereunder.

D. I.R.C SECTION 1031 EXCHANGE. Buyer and Seller may assign this Contract to a qualified intermediary to effect an Internal Revenue Code Section 1031 deferred like kind exchange of properties. Buyer and Seller both agree to cooperate with other and their respective qualified intermediaries in order to effect any such exchange of property, however neither party shall be obligated to spend any addition time or money or incur any liability in connection with the other party's exchange.

E. EXECUTION of CONTRACT. Notwithstanding any provision herein to the contrary, this Contract may be executed simultaneously or in multiple counterparts by electronic facsimile (FAX), which when taken together shall constitute one original document.

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